Exhibit 99.2
Form of Final Judgment
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

SECURITIES AND EXCHANGE COMMISSION,

Plaintiff,

10-CV-3229 (BSJ)

v.

GOLDMAN, SACHS & CO. and FABRICE TOURRE,

Defendants.

FINAL JUDGMENT AS TO DEFENDANT GOLDMAN, SACHS & CO.
     The Securities and Exchange Commission having filed a Complaint and Defendant Goldman, Sachs & Co. (“Defendant” or “Goldman”) having entered a general appearance; consented to the Court’s jurisdiction over Defendant and the subject matter of this action; consented to entry of this Final Judgment without admitting or denying the allegations of the Complaint (except as to jurisdiction); waived findings of fact and conclusions of law; and waived any right to appeal from this Final Judgment:
I.
     IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating Section 17(a) of the Securities Act of 1933 (the “Securities Act”) [15 U.S.C. § 77q(a)] in the offer or sale of any security by the use of any means or instruments of transportation or communication in interstate commerce or by use of the mails, directly or indirectly:
(a)	to employ any device, scheme, or artifice to defraud;

(b)	to obtain money or property by means of any untrue statement of a material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or

(c)	to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.
II.
     IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant is liable for disgorgement of $15,000,000 and a civil penalty in the amount of $535,000,000 pursuant to Section 20(d)(2) of the Securities Act [15 U.S.C. §77t(d)(2)]. Defendant shall satisfy this obligation by disbursing the foregoing disgorgement and civil penalty pursuant to the Fair Fund provisions of Section 308(a) of the Sarbanes-Oxley Act of 2002 as follows:
     (a) Defendant shall make a wire transfer in the amount of $150,000,000 payable to Deutsche Industriebank AG, a bank based in Dusseldorf, Germany, or such other appropriate party or parties as the Commission staff may identify in consultation with Defendant prior to payment (“IKB Party”), within thirty (30) days after entry of this Final Judgment. IKB Party shall be notified, either in the payment or otherwise, of the following: that Goldman is a defendant in this action; the title and civil action number of this action and the name of this Court; and that the payment is made pursuant to this Final Judgment. Defendant shall simultaneously transmit a photocopy of such payment and any notification to the Commission’s counsel in this action. By making this payment, Defendant relinquishes all legal and equitable right, title, and interest in such funds, and no part of the funds shall be returned to Defendant. Defendant shall pay post-judgment interest on any delinquent amounts pursuant to 28 U.S.C. §1961.
     (b) Defendant shall make a wire transfer in the amount of $100,000,000 payable to the Royal Bank of Scotland N.V. (formerly known as ABN AMRO Bank N.V.), a bank based in Edinburgh, Scotland, or such other appropriate party or parties as the Commission staff may identify in consultation with Defendant prior to payment (“RBS Party”), within thirty (30) days after entry of this Final Judgment. RBS Party shall be notified, either in the payment or otherwise, of the following: that Goldman is a defendant in this action; the title and civil action number of this action and the name of this Court; and that the payment is made pursuant to this Final Judgment. Defendant shall simultaneously transmit a photocopy of such payment and any notification to the Commission’s counsel in this action. By making this payment, Defendant relinquishes all legal and equitable right, title, and interest in such funds, and no part of the funds shall be returned to Defendant. Defendant shall pay post-judgment interest on any delinquent amounts pursuant to 28 U.S.C. §1961.
     (c) Defendant shall make a payment of $300,000,000 within thirty (30) days after entry of this Final Judgment by wire transfer, certified check, bank cashier’s check, or United States postal money order payable to the Securities and Exchange Commission. The payment shall be delivered or mailed to the Office of Financial Management, Securities and Exchange Commission, Operations Center, 6432 General Green Way, Mail Stop 0-3, Alexandria, Virginia 22312, and shall be accompanied by a letter identifying Goldman as a defendant in this action;

setting forth the title and civil action number of this action and the name of this Court; and specifying that payment is made pursuant to this Final Judgment. Defendant shall simultaneously transmit photocopies of such payment and letter to the Commission’s counsel in this action. Defendant shall pay post-judgment interest on any delinquent amounts pursuant to 28 U.S.C. §1961. The Commission shall remit the funds paid pursuant to this paragraph to the United States Treasury.
     Amounts ordered to be paid as civil penalties pursuant to this Final Judgment shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Defendant shall not, after offset or reduction of any award of compensatory damages in any Related Investor Action based on Defendant’s payment of disgorgement in this action, argue that it is entitled to, nor shall it further benefit by, offset or reduction of such compensatory damages award by the amount of any part of Defendant’s payment of a civil penalty in this action (“Penalty Offset”). If the court in any Related Investor Action grants such a Penalty Offset, Defendant shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission’s counsel in this action and pay the amount of the Penalty Offset to the United States Treasury or to a Fair Fund, as the Commission directs. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this Final Judgment. For purposes of this paragraph, a “Related Investor Action” means a private damages action brought against Defendant by or on behalf of one or more investors based on substantially the same facts as alleged in the Complaint in this action.

III.
     IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant shall comply with the following undertakings, which shall expire three (3) years from the entry of this Final Judgment:
     (a) Product Review and Approval
     Firmwide Capital Committee. Defendant shall expand the role of its Firmwide Capital Committee (or any successor committee, the “FCC”) in the vetting and approval process for offerings of residential mortgage-related securities, including, but not limited to, collateralized debt obligations that reference such securities (collectively “mortgage securities”). Except as described below, offerings of mortgage securities by Defendant’s Mortgage Department will first be presented to the Structured Finance Capital Committee (or any successor committee, the “SFCC”), formerly the Mortgage Capital Committee. If the transaction is approved by the SFCC, it shall then be presented to the FCC, which, among other things, shall have the right in its sole discretion to approve or reject any such offerings. The FCC, in its discretion, may direct that some or all mortgage securities offerings shall be brought directly to the FCC. The FCC shall ensure that processes are in place so that written marketing materials (as defined below) for mortgage securities offerings do not include any material misstatement or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
     (b) Role of Internal Legal and Compliance
          1. Marketing Materials. All written marketing materials (i.e., investor presentations or “flip books,” term sheets, and offering circulars/prospectuses) used in connection with mortgage securities offerings must be reviewed by representatives of Defendant’s Legal Department or Compliance Department. The review process shall also include a review of the relevant memoranda presented to the FCC/SFCC as part of the approval process for mortgage securities offerings and all other material terms of the proposed transaction. Defendant shall establish and maintain a centralized process to record these reviews through recordation and retention of:
               a. The name of each person in the Legal Department or the Compliance Department who reviewed the materials;
               b. The date of completion of review; and
               c. A list of the materials reviewed.
          2. Internal Audit. On at least an annual basis, Defendant’s internal audit function shall conduct a review to determine that these requirements are being complied with. Any deficiencies noted by internal audit shall be promptly addressed by Defendant.
     (c) Role of Outside Counsel
     In offerings of mortgage securities where Defendant is the lead underwriter and retains outside counsel to advise on the offering, such counsel will be asked to review the term sheets, if any, the offering circular or prospectus, and the form of any other marketing materials used in connection with the offering. In order to enhance the effectiveness of its review, outside counsel will be provided with the relevant FCC and/or SFCC memoranda as background information and such other documents necessary to reflect all material terms of the transaction.
     (d) Education and Training
          1. Within sixty (60) days following the hiring by, or transfer to, Defendant’s

Mortgage Department of new individuals who will be involved with the structuring or marketing of mortgage securities offerings, each such person shall participate in a training program that includes, among other matters, instruction on the disclosure requirements under the Federal securities laws and that specifically addresses the application of those requirements to offerings of mortgage securities.
          2. Not less frequently than annually, each person in Defendant’s Mortgage Department who is involved in the structuring or marketing of mortgage securities offerings shall participate in a training seminar that covers, among other matters, disclosure requirements under the Federal securities laws applicable to offerings of mortgage securities. The first training seminar shall take place not later than sixty (60) days following the date of this Final Judgment.
          3. Defendant shall provide for appropriate record keeping to track compliance with these requirements.
     (e) Certification of Compliance by Defendant
     The General Counsel or the Global Head of Compliance of Defendant shall certify annually (one year, two years, and three years, respectively, after the date of entry of this Final Judgment), in writing, compliance in all material respects with the undertakings set forth above. The Commission staff may make reasonable requests for further evidence of compliance, and Defendant agrees to provide such evidence. The certification and any such additional materials shall be submitted to Kenneth R. Lench, Chief of the Structured and New Products Unit, with a copy to the Office of Chief Counsel of the Enforcement Division.

IV.
     IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that based on Defendant’s agreement to cooperate in this action and any related actions, the Court is not ordering Defendant to pay a civil penalty in excess of $535,000,000. Defendant’s cooperation shall include those obligations set forth in Paragraph 17 of the Consent, including, but not limited to, producing non-privileged documents and other materials to the Commission as requested by the staff; requiring its employees to make themselves available for interviews at times and places reasonably requested by the staff; and requiring that employees testify at trial and other judicial proceedings when requested by the Commission’s staff. If at any time following the entry of the Final Judgment the Defendant knowingly provides materially false or misleading information or materials to the Commission in this action or in a related proceeding, or otherwise fails to comply in any material respect with its obligations pursuant to Paragraph 17 of the Consent, the Commission may, at its sole discretion with reasonable notice to the Defendant, petition the Court for an order requiring Defendant to pay an additional civil penalty. In connection with any such petition and at any hearing held on such a motion: (a) Defendant will be precluded from arguing that it did not violate the federal securities laws as alleged in the Complaint; (b) Defendant may not challenge the validity of this Final Judgment, the Consent, or any related Undertakings; (c) the allegations of the Complaint, solely for the purposes of such motion, shall be accepted as and deemed true by the Court; and (d) the Court may determine the issues raised in the motion on the basis of affidavits, declarations, excerpts of sworn deposition or investigative testimony, and documentary evidence without regard to the standards for summary judgment contained in Rule 56(c) of the Federal Rules of Civil Procedure. Under these circumstances, the parties may take discovery, including discovery from appropriate non-parties.
V.
     IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Consent is incorporated herein with the same force and effect as if fully set forth herein, and that Defendant shall comply with all of the undertakings and agreements set forth therein.
VI.
     IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that this Court shall retain jurisdiction of this matter for the purposes of enforcing the terms of this Final Judgment.
VII.
     There being no just reason for delay, pursuant to Rule 54(b) of the Federal Rules of Civil Procedure, the Clerk is ordered to enter this Final Judgment forthwith and without further notice.

Dated:	,

UNITED STATES DISTRICT JUDGE

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